FIDELITY CAPITAL TRUST
(the "Trust")

SPECIAL MEETING OF SHAREHOLDERS

March 15, 2000

 Pursuant to notice duly given, a Special Meeting of Shareholders of

FIDELITY CAPITAL TRUST
FIDELITY CAPITAL APPRECIATION FUND
FIDELITY DISCIPLINED EQUITY FUND
FIDELITY SMALL CAP SELECTOR
FIDELITY STOCK SELECTOR
FIDELITY TECHNOQUANT GROWTH FUND
FIDELITY VALUE FUND
(the "Funds")

was held on March 15, 2000 at 10:00 a.m. at an office of the Trust, 27 State Street, Boston, Massachusetts.

 Mr. Robert Dwight acted as Chairman in the absence of Mr. Edward C. Johnson 3d and Mr. Mark Chapleau, Senior Legal Counsel, acting as Secretary Pro Tempore, recorded the minutes. Mr. Marvin Mann, an Independent Trustee of the Trust, and Mr. Larry Locke, Assistant General Counsel, were appointed to act as proxy agents for all shareholders who had properly returned their proxy cards.

 Mr. Dwight noted that the Trust has shareholder voting rights based on the proportionate value of a shareholder's investment.
Accordingly, each shareholder is entitled to one vote for each dollar of net asset value held on the record date for the meeting.

 Mr. Chapleau reported that proxies representing 50.003% of the outstanding voting securities of the Trust and at least 50.001% of each Fund had been received. Mr. Dwight announced that a quorum was present and called the meeting of the shareholders of the Trust to order.

 Mr. Dwight stated that the Secretary had presented him with the following documents relating to the meeting:

 Notice of Meeting dated January 18, 2000

 Proxy Statement dated January 18, 2000

 Form of Proxy

Affidavit attesting to the mailing of these documents to the record shareholders entitled to vote at the meeting

Substitute Proxy Form dated March 6, 2000.
 Mr. Dwight indicated that a list of shareholders entitled to vote at the meeting would be made available for viewing upon request.

 Mr. Dwight recommended that the reading of the Notice of Meeting be waived. There was no objection to the recommendation.

 Mr. Dwight stated that the first item of business as stated in the Notice of Meeting and described in the Proxy Statement was to elect a Board of Trustees for the Trust.

 Mr. Chapleau reported that each of the twelve nominees listed in the Proxy Statement received the affirmative vote of at least 93.157% of the votes cast at the meeting. Whereupon, it was

VOTED: That the twelve nominees listed in the Proxy Statement dated January 18, 2000, be, and they hereby are, elected as Trustees of Fidelity Capital Trust.

 Mr. Dwight stated that the second item of business as stated in the Notice of Meeting and described in the Proxy Statement was to elect or ratify the selection of PricewaterhouseCoopers LLP ("PwC") or Deloitte & Touche LLP ("D&T") as independent accountant of the Funds.

 Mr. Chapleau reported that the proposal to elect D&T as independent accountant of Fidelity Stock Selector, as set forth in the Proxy Statement, received 775,350,487.41 affirmative votes of Fidelity Stock Selector, or 89.179% of the votes cast at the meeting; the proposal to ratify the selection of D&T as independent accountant of Fidelity Small Cap Selector, as set forth in the Proxy Statement, received 257,826,119.25 affirmative votes of Fidelity Small Cap Selector, or 84.624% of the votes cast at the meeting; the proposal to ratify the selection of PwC as independent accountant of the Funds (except Fidelity Stock Selector and Fidelity Small Cap Selector), as set forth in the Proxy Statement, received 1,719,342,954.36 affirmative votes of Fidelity Capital Appreciation Fund, or 92.714% of the votes cast at the meeting; 1,646,733,530.11 affirmative votes of Fidelity Disciplined Equity Fund, or 90.027% of the votes cast at the meeting; 30,184,077.06 affirmative votes of Fidelity Technoquant Growth Fund, or 95.906% of the votes cast at the meeting and 1,866,766,452.30 affirmative votes of Fidelity Value Fund, or 90.634% of the votes cast at the meeting. Whereupon, it was

VOTED: That the selection of PricewaterhouseCoopers LLP and Deloitte & Touche LLP as independent accountant of the Fund, as set forth in the Proxy Statement dated January 18, 2000, be, and it hereby is, elected or ratified and approved.

 Mr. Dwight stated that the third item of business as stated in the Notice of Meeting and described in the Proxy Statement was to authorize the Trustees to adopt an Amended and Restated Declaration of Trust for the Trust, which would allow the Trustees more flexibility and broader authority to act, subject to the Trustees' continuing fiduciary duty to act in the shareholders' interests.

 Mr. Chapleau reported that the proposal to authorize the Trustees to adopt an Amended and Restated Declaration of Trust received
5,992,780,995.57 affirmative votes, or 86.740% of the votes cast at the meeting. Whereupon, it was

VOTED: That the Trustees, be, and they hereby are, authorized to adopt an Amended and Restated Declaration of Trust, as set forth in the Proxy Statement dated January 18, 2000.

 Mr. Dwight stated that the fourth item of business as stated in the Notice of Meeting and described in the Proxy Statement was to approve an amended Management Contract for Fidelity Capital Appreciation Fund, Fidelity Disciplined Equity Fund, Fidelity Stock Selector and Fidelity Value Fund that would (i) reduce the group fee rate further if FMR's assets under management remain over $426 billion; (ii) modify the performance adjustment calculation to round the performance of the Fund and the Index to the nearest 0.01%, rather than to the nearest 1.00% and (iii) allow FMR and the Trust, on behalf of the Fund, to modify the Management Contract subject to the requirements of the Investment Company Act of 1940.

 Mr. Chapleau reported that the proposal to approve an amended Management Contract for Fidelity Capital Appreciation Fund, Fidelity Disciplined Equity Fund, Fidelity Stock Selector and Fidelity Value Fund, as set forth in the Proxy Statement, received 1,645,011,275.46 affirmative votes of Fidelity Capital Appreciation Fund, or 88.705% of the votes cast at the meeting; 1,555,758,832.67 affirmative votes of Fidelity Disciplined Equity Fund, or 86.943% of the votes cast at the meeting; 729,908,916.91 affirmative votes of Fidelity Stock Selector, or 83.953% of the votes cast at the meeting and 1,780,940,735.15 affirmative votes of Fidelity Value Fund, or 86.467% of the votes cast at the meeting. Whereupon, it was

VOTED: That an amended Management Contract for Fidelity Capital
Appreciation Fund, Fidelity Disciplined Equity Fund, Fidelity Stock Selector and Fidelity Value Fund be, and it hereby is, approved, as set forth in the Proxy Statement dated January 18, 2000.

 Mr. Dwight stated that the fifth item of business as stated in the Notice of Meeting and described in the Proxy Statement was to approve an amended Management Contract for Fidelity Small Cap Selector that would reduce the group fee rate further if FMR's assets under management remain over $587 billion.

 Mr. Chapleau reported that the proposal to approve an amended
Management Contract for Fidelity Small Cap Selector, as set forth in the Proxy Statement, received 247,823,592.57 affirmative votes of the Fund, or 81.341% of the votes cast at the meeting. Whereupon, it was

VOTED: That an amended Management Contract for Fidelity Small Cap
Selector be, and it hereby is, approved, as set forth in the Proxy Statement dated January 18, 2000.

 Mr. Dwight stated that the sixth item of business as stated in the Notice of Meeting and described in the Proxy Statement was to approve an amended Management Contract for Fidelity Technoquant Growth Fund that would (i) reduce the group fee rate further if FMR's assets under management remain over $587 billion and (ii) allow FMR and the Trust, on behalf of the Fund, to modify the Management Contract subject to the requirements of the Investment Company Act of 1940.

 Mr. Chapleau reported that the proposal to approve an amended
Management Contract for Fidelity Technoquant Growth Fund, as set forth in the Proxy Statement, received 29,179,517.10 affirmative votes of the Fund, or 93.346% of the votes cast at the meeting. Whereupon, it was

VOTED: That an amended Management Contract for Fidelity Technoquant Growth Fund be, and it hereby is, approved, as set forth in the Proxy Statement dated January 18, 2000.

 Mr. Dwight stated that the seventh item of business as stated in the Notice of Meeting and described in the Proxy Statement was to approve an amended sub-advisory agreement with FMR U.K. for each of Fidelity Capital Appreciation Fund, Fidelity Disciplined Equity Fund, Fidelity Stock Selector, Fidelity Technoquant Growth Fund and Fidelity Value Fund that would allow FMR, FMR U.K. and the Trust, on behalf of each Fund, to modify the proposed agreement subject to the requirements of the Investment Company Act of 1940.

 Mr. Chapleau reported that the proposal to approve an amended sub-advisory agreement with FMR U.K. for Fidelity Capital Appreciation Fund, Fidelity Disciplined Equity Fund, Fidelity Stock Selector, Fidelity Technoquant Growth Fund and Fidelity Value Fund, as set forth in the Proxy Statement, received 1,637,659,053.57 affirmative votes of Fidelity Capital Appreciation Fund, or 88.309% of the votes cast at the meeting; 1,543,358,508.02 affirmative votes of Fidelity Disciplined Equity Fund, or 86.250% of the votes cast at the meeting; 728,889,903.82 affirmative votes of Fidelity Stock Selector, or 83.836% of the votes cast at the meeting; 29,061,023.60 affirmative votes of Fidelity Technoquant Growth Fund, or 92.967% of the votes cast at the meeting; and 1,771,009,298.21 affirmative votes of Fidelity Value Fund, or 85.985% of the votes cast at the meeting. Whereupon, it was

VOTED: That an amended sub-advisory agreement with FMR U.K. for Fidelity Capital Appreciation Fund, Fidelity Disciplined Equity Fund, Fidelity Stock Selector, Fidelity Technoquant Growth Fund and Fidelity Value Fund be, and it hereby is, approved, as set forth in the Proxy Statement dated January 18, 2000.

 Mr. Dwight stated that the eighth item of business as stated in the Notice of Meeting and described in the Proxy Statement was to approve an amended sub-advisory agreement with FMR Far East for each of Fidelity Capital Appreciation Fund, Fidelity Disciplined Equity Fund, Fidelity Stock Selector, Fidelity Technoquant Growth Fund and Fidelity Value Fund that would allow FMR, FMR Far East and the Trust, on behalf of each Fund, to modify the proposed agreement subject to the requirements of the Investment Company Act of 1940.

 Mr. Chapleau reported that the proposal to approve an amended sub-advisory agreement with FMR Far East for Fidelity Capital Appreciation Fund, Fidelity Disciplined Equity Fund, Fidelity Stock Selector, Fidelity Technoquant Growth Fund and Fidelity Value Fund, as set forth in the Proxy Statement, received 1,638,448,827.54 affirmative votes of Fidelity Capital Appreciation Fund, or 88.352% of the votes cast at the meeting; 1,537,205,996.35 affirmative votes of Fidelity Disciplined Equity Fund, or 85.906% of the votes cast at the meeting; 727,431,894.87 affirmative votes of Fidelity Stock Selector, or 83.668% of the votes cast at the meeting; 29,139,416.42 affirmative votes of Fidelity Technoquant Growth Fund, or 93.218% of the votes cast at the meeting; and 1,767,280,997.60 affirmative votes of Fidelity Value Fund, or 85.804% of the votes cast at the meeting. Whereupon, it was

VOTED: That an amended sub-advisory agreement with FMR Far East for Fidelity Capital Appreciation Fund, Fidelity Disciplined Equity Fund, Fidelity Stock Selector, Fidelity Technoquant Growth Fund and Fidelity Value Fund be, and it hereby is, approved, as set forth in the Proxy Statement dated January 18, 2000.

 Mr. Dwight stated that the ninth item of business as stated in the Notice of Meeting and described in the Proxy Statement was to amend the Distribution and Service Plan for each of Fidelity Capital
Appreciation and Fidelity Technoquant Growth Fund.

 Mr. Chapleau reported that the proposal to amend the Distribution and Service Plan for each of Fidelity Capital Appreciation and Fidelity Technoquant Growth Fund, as set forth in the Proxy Statement, received 1,609,479,462.76 affirmative votes of Fidelity Capital Appreciation, or 86.789% of the votes cast at the meeting and 28,321,611.33 affirmative votes of Fidelity Technoquant Growth Fund, or 90.602% of the votes cast at the meeting. Whereupon, it was

VOTED: That the Distribution and Service Plan for each of Fidelity Capital Appreciation and Fidelity Technoquant Growth Fund be, and it hereby is, amended, as set forth in the Proxy Statement dated January 18, 2000.

 Mr. Dwight stated that the tenth item of business as stated in the Notice of Meeting and described in the Proxy Statement was to eliminate certain fundamental investment policies of Fidelity Capital Appreciation Fund to allow the Fund to more clearly communicate investment objective and strategies to shareholders by standardizing its investment disclosure in a manner consistent with other Fidelity funds with similar investment disciplines.

 Mr. Chapleau reported that the proposal to eliminate certain fundamental investment policies of the Fund, as set forth in the Proxy Statement, received 1,601,522,832.68 affirmative votes of Fidelity Capital Appreciation Fund, or 86.360% of the votes cast at the meeting. Whereupon, it was

VOTED: That fundamental investment policies of Fidelity Capital
Appreciation Fund be, and they hereby are, eliminated, as set forth in the Proxy Statement dated January 18, 2000.

 Mr. Dwight stated that the eleventh item of business as stated in the Notice of Meeting and described in the Proxy Statement was to eliminate a fundamental investment policy of Fidelity Disciplined Equity Fund to allow the Fund to more clearly communicate investment objective and strategies to shareholders by standardizing its investment disclosure in a manner consistent with other Fidelity funds with similar investment disciplines.

 Mr. Chapleau reported that the proposal to eliminate a fundamental investment policy of the Fund, as set forth in the Proxy Statement, received 1,472,977,902.69 affirmative votes of Fidelity Disciplined Equity Fund, or 82.317% of the votes cast at the meeting. Whereupon, it was

VOTED: That fundamental investment policies of Fidelity Disciplined Equity Fund be, and they hereby are, eliminated, as set forth in the Proxy Statement dated January 18, 2000.

 Mr. Dwight stated that the twelfth item of business as stated in the Notice of Meeting and described in the Proxy Statement was to eliminate a fundamental investment policy of Fidelity Stock Selector to allow the Fund to more clearly communicate investment objective and strategies to shareholders by standardizing its investment disclosure in a manner consistent with other Fidelity funds with similar investment disciplines.

 Mr. Chapleau reported that the proposal to eliminate a fundamental investment policy of the Fund, as set forth in the Proxy Statement, received 703,101,438.97 affirmative votes of Fidelity Stock Selector, or 80.869% of the votes cast at the meeting. Whereupon, it was

VOTED: That fundamental investment policies of Fidelity Stock Selector be, and they hereby are, eliminated, as set forth in the Proxy
Statement dated January 18, 2000.

 Mr. Dwight stated that the thirteenth item of business as stated in the Notice of Meeting and described in the Proxy Statement was to amend the fundamental investment limitation concerning diversification to exclude securities of other investment companies from the limitation for each of Fidelity Capital Appreciation Fund, Fidelity Disciplined Equity Fund, Fidelity Stock Selector and Fidelity Value Fund.

 Mr. Chapleau reported that the proposal to amend the fundamental investment limitation concerning diversification for each of Fidelity Capital Appreciation Fund, Fidelity Disciplined Equity Fund, Fidelity Stock Selector and Fidelity Value Fund, as set forth in the Proxy Statement, received 1,608,781,378.21 affirmative votes of Fidelity Capital Appreciation Fund, or 86.752% of the votes cast at the meeting; 1,495,428,281.25 affirmative votes of Fidelity Disciplined Equity Fund, or 83.572% of the votes cast at the meeting; 714,867,427.94 affirmative votes of Fidelity Stock Selector, or 82.223% of the votes cast at the meeting and 1,749,368,042.65 affirmative votes of Fidelity Value Fund, or 84.934% of the votes cast at the meeting. Whereupon, it was

VOTED: That the fundamental investment limitation concerning diversification for each of Fidelity Capital Appreciation Fund, Fidelity Disciplined Equity Fund, Fidelity Stock Selector and Fidelity Value Fund be, and it hereby is, amended to exclude securities of other investment companies from the limitation, as set forth in the Proxy Statement dated January 18, 2000.

 Mr. Dwight stated that the fourteenth item of business as stated in the Notice of Meeting and described in the Proxy Statement was to amend Fidelity Capital Appreciation Fund's fundamental investment limitation concerning the concentration of its investments in a single industry.

 Mr. Chapleau reported that the proposal to amend Fidelity Capital Appreciation Fund's fundamental investment limitation concerning concentration of its investments in a single industry, as set forth in the Proxy Statement, received 1,614,178,372.68 affirmative votes of Fidelity Capital Appreciation Fund, or 87.043% of the votes cast at the meeting. Whereupon, it was

VOTED: That Fidelity Capital Appreciation Fund's fundamental investment limitation concerning the concentration of its investments in a single industry be, and it hereby is, amended as set forth in the Proxy Statement dated January 18, 2000.

 Mr. Dwight stated that the fifteenth item of business as stated in the Notice of Meeting and described in the Proxy Statement was to amend Fidelity Value Fund's fundamental investment limitation concerning underwriting.

 Mr. Chapleau reported that the proposal to amend Fidelity Value Fund's fundamental investment limitation, as set forth in the Proxy Statement, received 1,754,335,782.38 affirmative votes of Fidelity Value Fund, or 85.175% of the votes cast at the meeting. Whereupon, it was

VOTED: That Fidelity Value Fund's fundamental investment limitation concerning underwriting be, and it hereby is, amended as set forth in the Proxy Statement dated January 18, 2000.

 In response to questions from shareholders, discussions ensued on the roles of both the Board of Trustees and the members of the Advisory Board, the timing of dividends and capital gains, and the factors FMR considers in selecting investments.

 There being no further business to come before the meeting, upon motion duly made and seconded, it was

VOTED: To Adjourn.

ADJOURNED.

A TRUE RECORD.

 ATTEST:
   Mark Chapleau
   Secretary Pro Tempore